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                                                                 EXHIBIT 99.4


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     BJ SERVICES COMPANY   SPECIAL MEETING APRIL 13, 1995.   Proxy No.              .
                                                                      --------------

     The undersigned having received the notice and accompanying Proxy Statement for said meeting hereby constitutes
P    and appoints J.W. Stewart,  Michael McShane and  Margaret B. Shannon  (the "Proxy Committee"), and each of them, his true and lawful agents and proxies with power of substitution and resubstitution in each, to
R    represent and vote at the Special Meeting scheduled to be held on April 13, 1995 or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of BJ SERVICES COMPANY ("BJ
O    Services") which the undersigned may be entitled to vote.  The above proxies are hereby instructed to vote as shown on the reverse side of this card.
X
                                         This proxy must be dated and signed exactly as shown hereon.
Y    REGISTRATION,
                                         Dated:                                    , 1995
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              ADDRESS,
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                                         Signature(s)

                     CITY, STATE
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                                         Executors, administrators, trustees, etc. should give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer.  Joint owners should each sign personally.
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     BJ SERVICES COMPANY                     SPECIAL MEETING APRIL 13, 1995.                CONTINUED FROM OTHER SIDE


     This proxy when properly executed will be voted in the manner directed herein by the above signed stockholder
P    of Common Stock.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2) AND (3).  PLEASE
     SIGN, DATE, MARK AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.
R
          THE BOARD OF DIRECTORS OF BJ SERVICES UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS (1), (2) AND (3).
O
     (1)  APPROVAL OF AGREEMENT AND PLAN OF MERGER     FOR  / /   AGAINST  / /   ABSTAIN  / /
X          AND ISSUANCE OF COMMON STOCK AND WARRANTS
     (2)  APPROVAL OF AMENDMENT TO BJ SERVICES CHARTER     FOR  / /   AGAINST  / /   ABSTAIN  / /
Y    (3)  APPROVAL OF 1995 INCENTIVE PLAN      FOR  / /   AGAINST  / /   ABSTAIN  / /
     (4)  In the discretion of the Proxy Committee, the proxies are authorized to vote in their discretion upon other matters as may properly come before the meeting or any adjournments or postponements thereof.

          Neither Proposal (2) nor Proposal (3) will be implemented unless the Merger contemplated in Proposal (1)
     is consummated.

          PLEASE MARK THIS BOX IF YOU WILL PERSONALLY BE ATTENDING THE MEETING.  / /
          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ABOVE, BUT YOU NEED NOT MARK
          ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.  THE PROXY
          COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BJ SERVICES.
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